Exhibit 3.1
AMENDED AND RESTATED
BY-LAWS
OF
OLD NATIONAL BANCORP
Effective February 18, 2026
ARTICLE I
    Section 1. Name. The name of the corporation is Old National Bancorp ("Corporation").
    Section 2. Registered Office and Registered Agent. The post-office address of the registered office of the Corporation is One Main Street, Evansville, Indiana 47708, and the name of its Registered Agent at such office is the Corporate Secretary or his designated representative.
    Section 3. Seal. The seal of the Corporation shall be circular in form. About the upper periphery of the seal shall appear the words "Old National Bancorp" and about the lower periphery thereof the word "Indiana". In the center of the seal shall appear the word "Seal". The Seal may be affixed to documents electronically or physically impressed upon paper.
ARTICLE II
    The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December of the same year.
ARTICLE III
Capital Stock
    Section 1. Number of Shares and Classes of Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue shall be as stated in the Articles of Incorporation.
    Section 2. Consideration for No Par Value Shares. The shares of stock of the Corporation without par value shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors. Upon payment of the consideration fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.
    Section 3. Consideration for Treasury Shares. Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors.
    Section 4. Payment for Shares. The consideration for the issuance of shares of capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of the capital stock of the Corporation, except as permitted by the Indiana Business Corporation Law.
    Section 5. Certificates for Shares. Shares of stock of the Corporation shall be in uncertificated book-entry form and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the Secretary or an Assistant Secretary. Notwithstanding the foregoing, any shares of stock that were in certificated form and issued and outstanding on July 28, 2016 shall continue to be certificated securities until the certificates therefor have been surrendered to the Corporation.
In the event that shares of stock are represented by certificates, such certificates shall be registered upon the books of the Corporation and shall be signed by the Chairman of the Board, the President, the CEO or a Vice President and the Secretary or any Assistant Secretary of the Corporation, with the seal of the Corporation thereto affixed, stating the name of the registered holder, the number of shares represented by such certificate, the par value of each share of stock or that such shares of stock are without par value, and that such shares are fully paid and nonassessable. If such shares are not fully paid, the certificates or book-entry statement shall indicate that percent which has been paid, and as further payments are made, the certificate or book-entry statement shall be noted accordingly. If the Corporation is authorized to issue shares of more than one class, every certificate shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof; provided, that such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder upon written request and without charge.
Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a book-entry statement that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Indiana, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, any restrictions on transfer or registration of such shares of stock imposed by the Corporation’s Articles of Incorporation, these By-Laws, any agreement among shareholders or any agreement between shareholders and the Corporation, and such other information as may be required under Indiana law.
    Section 6. Facsimile Signatures. If a certificate is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. If a certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officers of the corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.
    Section 7. Transfer of Shares. The shares of capital stock of the Corporation shall be transferable only on the books of the Corporation, if such shares are certificated, upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, or if such shares are in uncertificated book-entry form, upon receipt of proper transfer instructions from the registered owner of such shares, in each case accompanied by proper evidence of succession, assignment or authority to transfer.
    Section 8. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no (i) new certificate or certificates as authorized by the Secretary or Assistant Secretary, or (ii) shares in uncertificated book-entry form shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 10 of this Article III.
    Section 9. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation and may require all certificates representing such shares to bear the signature of such transfer agent and registrar. Shareholders shall be responsible for notifying the transfer agent and registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time to time, and failure so to do shall relieve the Corporation, its shareholders, directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.
    Section 10. Lost, Stolen or Destroyed Certificates. The Corporation may cause (i) a new certificate or certificates, as approved by the Secretary or Assistant Secretary, or (ii) shares in uncertificated book-entry form to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of (i) a new certificate or certificates as approved by the Secretary or an Assistant Secretary, or (ii) shares in uncertificated book-entry form, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate. The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond when in its judgment it is proper to do so.
    Section 11. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.
    Section 12. Options to Officers and Employees. The issuance, including the consideration, of rights or options to directors, officers or employees of the Corporation, and not to the shareholders generally, to purchase from the Corporation shares of its capital stock shall be approved by the shareholders or shall be authorized by and consistent with a plan approved by the shareholders.

ARTICLE IV
Meetings of Shareholders
    Section 1. Place of Meeting. Meetings of shareholders of the Corporation shall be held as may from time to time be designated by the Board of Directors either at a place in or out of the State of Indiana or solely by means of remote communication.
    Section 2. Annual Meeting. The annual meetings of shareholders for the election of Directors, and for the transaction of such other business as the Chairman of the Board shall determine may properly come before the meeting, shall be held on such day that is not a holiday, as the Board of Directors may set by resolution, but not later than the end of the fifth month following the close of the fiscal year of the Corporation. Failure to hold the annual meeting at the designated time shall not work any forfeiture or dissolution of the Corporation and shall not affect otherwise valid corporate acts.
    Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors, the Chairman of the Board, CEO or the President and shall be called by the Chairman of the Board, CEO, President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders holding of record not less than one-fourth of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called.
    Section 4. Notice of Meetings. A written or printed notice, stating the place, if any, day and hour of the meeting, the means of remote communications, if any, by which shareholders may be deemed present in person and vote at such meeting, and in case of a special meetings, or when required by any other provision of the Indiana Business Corporation Law, or of the Articles of Incorporation, or these By-Laws, as now or hereafter amended, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation, and by the Indiana Business Corporation Law, as now or hereafter amended, to vote at such meeting, as such address as appears upon the records of the Corporation, not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Notice of any such meetings may be waived in writing by any shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting in person, or by proxy, shall constitute a waiver of notice of such meeting. Each shareholder, who has in the manner above provided waived notice of a shareholders' meeting, or who personally attends a shareholders' meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting. Notice of any adjourned meeting of shareholders shall not be required to be given if the time and place thereof, or means of remote communications, if any, by which shareholders may be deemed present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.
    Section 5. Addresses of Shareholders. The address of any shareholder appearing upon the records of the Corporation shall be deemed to be the latest address of such shareholder appearing on the records maintained by the Transfer Agent for the class of stock held by such shareholder.
    Section 6. Voting at Meetings.

    (a) Quorum. The holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meetings shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those shareholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.
    (b) Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every shareholder shall have the right at every shareholders' meeting to one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the date for the determination of shareholders entitled to vote, on all matters coming before the meeting including the election of directors. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or a duly authorized attorney in fact and bearing a date not more than eleven months prior to its execution, unless a longer time is expressly provided therein.
    (c) Required Vote. When a quorum is present at any meeting, action on a matter (other than the election of directors) shall be approved if the votes cast within a voting group favoring the action exceed the votes cast opposing the action, unless the matter is one upon which, by express provision of the Indiana Business Corporation Law or of the Articles of Incorporation or by these By-Laws, a greater number of affirmative votes is required, in which case such express provision shall govern and control the decision of such question.
    Section 7. Voting List. The Transfer Agent of the Corporation shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled by the Articles of Incorporation, as now or hereafter amended, to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any shareholder during the holding of such meeting. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the shareholders. If the meeting is held solely by means of remote communication, then the list shall be open during the meeting to the examination by any shareholder entitled to vote at the meeting by means of reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.
    Section 8. Fixing of Record Date to Determine Shareholders Entitled to Vote. The Board of Directors may prescribe a period not exceeding seventy (70) days prior to meetings of the shareholders during which no transfer of stock on the books of the corporation may be made; or, in lieu of prohibiting the transfer of stock, may fix a day and hour not more than seventy (70) days prior to the holding of any meeting of shareholders as the time of which shareholders entitled to notice of, and to vote, at such meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of, and to vote at such meeting. In the absence of such a determination, such date shall be ten (10) days prior to the date of such meeting.
    Section 9. Director Nominations; Nominating and Corporate Governance Committee.
    (a) All nominations for election as Directors of the Corporation shall be made only by the Board of Directors in accordance with this Section. The Nominating and Corporate Governance Committee of the Board of Directors shall submit to the entire Board of Directors its recommendation of nominees for election as Directors of the Corporation not less than sixty (60) days prior to each annual or special meeting of shareholders at which Directors will be elected.
    (b) The Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee, shall have the sole authority for nominating persons to stand for election as Directors at any annual or special meeting of shareholders.
    (c) The Nominating and Corporate Governance Committee of the Board of Directors shall consider appropriate candidates for election as Directors of the Corporation and shall recommend to the entire Board of Directors nominees for election as Directors in connection with any annual or special meeting of shareholders at which Directors are elected. The Nominating and Corporate Governance Committee also shall consider appropriate candidates and recommend to the entire Board of Directors persons to fill Director vacancies and newly-created directorships. In addition to the foregoing, and not by way of limitation, the Nominating and Corporate Governance Committee will be responsible for recruiting potential Director candidates, recommending changes to the entire Board of Directors concerning the size, composition and responsibilities of the Board of Directors and reviewing suggestions of shareholders regarding nominees for election as Directors. All such suggestions of shareholders must be submitted in writing to the Nominating and Corporate Governance Committee at the Corporation's principal executive offices not less than one hundred twenty (120) days in advance of the date of the annual or special meeting of shareholders at which Directors shall be elected. All written suggestions of shareholders must set forth (i) the name and address of the shareholder making the suggestion, (ii) the number and class of shares owned by the such shareholder, (iii) the name, address and age of the nominee for election as director, (iv) the nominee's principal occupation during the five (5) years preceding the date of the suggestion, (v) all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the nominee, and (vi) such other information as the Nominating and Corporate Governance Committee may reasonably request. A consent of the nominee to serve as a Director of the Corporation, if elected, must also be included with the written suggestion.
    (d) The Nominating and Corporate Governance Committee has absolute power and discretion in carrying out its duties prescribed herein, including, but not limited to, recommending to the entire Board of Directors nominees for election as directors at any annual or special meeting of shareholders and accepting or rejecting suggestions of shareholders of nominees for election as Directors.
a.All nominations and suggestions of shareholders with respect to nominees for election as Directors of the Corporation must be made in accordance with the provisions of this Section. Any suggestions of shareholders not made in accordance with this Section are not required to be considered by the Nominating and Corporate Governance Committee. Any nominations for election as Directors at any annual or special meeting of shareholders not made in accordance with this Section may be disregarded by the Chairman of the meeting, in his discretion, and, upon his instructions, the tellers or inspectors of shareholder votes may disregard all votes cast for each such nominees.
    Section 10. Order of Business. The order of business and the items of business being conducted at all meetings of shareholders shall be as determined by the Chairman of the Board.
ARTICLE V
Board of Directors
    Section 1. Election, Term and Number. The directors of the Corporation shall be elected and hold terms as provided in the Articles of Incorporation of the Corporation in effect from time to time. The exact number of directors shall be fixed from time to time by resolution of the Board of Directors. The Corporation elects not to be governed by Indiana Code § 23-1-33-6(c) with respect to staggering the terms of directors.
    Section 2. Vacancies. Any vacancy occurring on the Board of Directors, whether caused by removal, resignation, death, incapacity, increase in the number of directors or otherwise, may be filled by the affirmative vote of not less than a majority of the remaining directors then in office, even though such directors remaining in office may constitute less than a quorum of the Board of Directors. The term of a director chosen to fill a vacancy shall expire at the end of the term for which the director's predecessor was elected or appointed or, in the case of an increase in the number of directors, shall expire at the end of the term of the class of directors in which the vacancy shall occur.
    Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, whether within or outside the State of Indiana, as may be fixed by the Directors, or in the absence of any action by the Board of Directors, by the Chairman of the Board. Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the Directors.
    Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, CEO and the President, or by not less than a majority of the members of the Board of Directors. Notice of the time and place, either within or outside the State of Indiana, of a special meeting shall be served upon or telephoned or faxed to each Director at least twenty-four hours, or mailed, telegraphed or cabled to each Director at his or her usual place of business or residence at least forty-eight hours, prior to the time of the meeting. Directors, in lieu of such notice, may sign a written waiver of notice either before the time of the meeting, at the meeting or after the meeting. Attendance by a director in person at any such special meeting shall constitute a waiver of notice.
    Section 5. Remote Meetings Permitted. Any meetings of the Board or such committees of the Board may be by means of conference telephone or other communications equipment by which all persons participating in the meeting may simultaneously hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.
    Section 6. Quorum. A majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the Directors present at the meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, by the Articles of Incorporation, or by these By-Laws. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken, unless (a) his or her dissent shall be affirmatively stated by him or her at and before the adjournment of such meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or (b) he or she shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of dissent provided for by either clause (a) or clause (b) of the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a Director who voted at the meeting in favor of such matter and did not change his or her vote prior to the time that the result of the vote on such matter was announced by the chairman of such meeting.
    Section 7. Consent Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.
    Section 8. Removal of Directors. Any or all directors (exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock) may be removed, with or without cause, only by (i) the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of common stock of the Corporation entitled to vote in the election of directors, at a shareholders' meeting called for that purpose, or (ii) the affirmative vote of not less than two-thirds (2/3) of the actual number of directors elected and qualified and then in office.
    Section 9. Dividends. The Board of Directors shall have power, subject to any restrictions contained in the Indiana Business Corporation Law or in the Articles of Incorporation and out of funds legally available therefore, to declare and pay dividends upon the outstanding capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their absolute discretion deem proper for working capital, or as a reserve or reserves to meet contingencies or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
    Section 10. Fixing of Record Date to Determine Shareholders Entitled to Receive Corporate Benefits. The Board of Directors may fix a day and hour not exceeding fifty (50) days preceding the date fixed for payment of any dividend or for the delivery of evidence of rights, or for the distribution of other corporate benefits, or for a determination of shareholders for any other purpose, as a record time for the determination of the shareholders entitled to receive any such dividend, rights or distribution, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, rights or distribution. If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.
    Section 11. Interest of Directors in Contracts. Any contract or other transaction between the Corporation or any corporation in which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.
    Any contract or other transaction between the Corporation and one or more of its directors or members or employees, or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director of directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contact or other transaction which would otherwise be valid under the common and statutory law applicable thereto.
    Section 12. Committees. The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation, or these By-Laws, may exercise all of the authority of the Board of Directors of the Corporation, including, but not limited to, the authority to issue and sell or approve any contract to issue and sell, securities or shares of the Corporation or designate the terms of a series of a class of securities or shares of the Corporation. The terms which may be affixed by each such committee include, but are not limited to, the price, dividend rate, and provisions of redemption, a sinking fund, conversion, voting, or preferential rights or other features of securities or class or series of a class of shares. Each such committee may have full power to adopt a final resolution which sets forth those terms and to authorize a statement of such terms to be filed with the Secretary of State. However, no such committee has the authority to declare dividends or distributions, amend the Articles of Incorporation or the By-Laws, approve a plan of merger or consolidation even if such plan does not require shareholder approval, reduce earned or capital surplus, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or recommend to the shareholders a voluntary dissolution of the Corporation or a revocation thereof. No member of any such committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The calling and holding of meetings of any such committee and its method of procedure shall be determined by the Board of Directors. A member of the Board of Directors shall not be liable for any action taken by any such committee if he is not a member of that committee and has acted in good faith and in a manner he reasonable believes is in the best interest of the Corporation.
    Section 13. Qualifications.
(a) A director of the Corporation shall not qualify to serve as such effective as of the end of the term during which he or she becomes seventy-five (75) years of age.
(b) The Board of Directors may establish other qualifications for Directors in its Corporate Governance Guidelines in effect from time to time.

ARTICLE VI
Officers
    Section 1. Principal Officers. The principal officers of the Corporation shall be a Chairman of the Board, a CEO, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Corporation may also have, at the discretion of the Board of Directors, such other subordinate officers as may be appointed in accordance with the provisions of these By-Laws. Any two or more offices may be held by the same person, except the duties of President and Secretary shall not be performed by the same person. No person shall be eligible for the office of Chairman of the Board who is not a director of the Corporation.
    Section 2. Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors. Each such officer shall hold office until his or her successor shall have been duly chosen and qualified, or until his or her death, or until he or she shall resign, or shall have been removed in the manner hereinafter provided.
    Section 3. Removal. Any principal officer may be removed, either with or without cause, at any time, by resolution adopted at any meeting of the Board of Directors by a majority of the actual number of Directors elected and qualified from time to time.
    Section 4. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article VI, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Chairman of the Board, CEO, President or the Board of Directors may deem necessary, each of whom shall hold office for such period, may be removed with or without cause, have such authority, and perform such duties as the Chairman of the Board, CEO, President, or the Board of Directors may from time to time determine. The Chairman of the Board, CEO, President, and the Board of Directors shall each have the power to appoint and to remove any such subordinate officers, agents or employees.
    Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, Board of Directors, CEO, President, or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
    Section 6. Vacancies. Any vacancy in any office for any cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.
    Section 7. Chairman of the Board. The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of shareholders and at all meetings of the Board of Directors.
    Section 8. Chief Executive Officer. One of the principal officers of the Corporation shall be designated as the Chief Executive Officer (CEO). The CEO shall have general responsibility for the overall affairs of the Corporation, subject to the control of the Board of Directors. In general, he or she shall perform all duties and have all the powers incident to the office of CEO and all such other duties and powers as, from time to time, may be assigned to him or her by the Board of Directors.

    Section 9. President. The President shall perform all duties and have all the powers as, from time to time, may be assigned by the Board of Directors, Chairman of the Board or CEO. Subject to the control and direction of the Board of Directors, Chairman of the Board, or CEO, the President may enter into any agreement and may execute and deliver any agreement, instrument or document in the name and on behalf of the Corporation.
    Section 10. Vice Presidents. The Corporation shall have such Vice Presidents as the Board of Directors, Chairman of the Board, CEO or President may determine. The Vice Presidents shall perform such duties and have such powers as the Chairman, the CEO, the President or the Board of Directors may from time to time assign.
    Section 11. Treasurer. The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman, CEO, President, CFO or the Board of Directors.
    Section 12. Secretary. The Secretary shall keep or cause to be kept in the books provided for that purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these By-Laws and by the Indiana Business Corporation Law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned by the Chairman, the President or the Board of Directors.
    Section 13. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any subordinate officers may be fixed by the Chairman, CEO or the President.
    Section 14. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, Chairman of the Board, CEO, President, any Executive Vice President or Senior Vice President, or the Secretary, and each of them acting alone, are appointed attorneys and agents of the Corporation, and shall have full power and authority in the name and on behalf of the Corporation, to attend, to act, and to vote all stock, or other securities entitled to be voted at any meetings of security holders of corporations, or associations in which the Corporation may hold securities, in person or by proxy, as a stockholder or otherwise, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present or to consent in writing to any action by any such other corporation, or association. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.
ARTICLE VII
Indemnification
    Section 1. Indemnification of Directors, Officers and Employees. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he or she is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him or her in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he or she reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he or she had no reasonable cause to believe that his or her conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise, (i) by reason of his or her being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his or her status as such or (ii) by reason of any past or future action taken or not taken by him or her in any such capacity, whether or not he or she continues to be such at the time such liability or expense is incurred.
    The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts or judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him or her in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.
    Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standard of conduct.
    If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he or she is not entitled as to other matters.
    The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he or she is not entitled to indemnification hereunder.
    The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.
    The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.
    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

ARTICLE VIII
Amendments
    These By-Laws may be amended or repealed or new By-Laws may be adopted in the manner specified in Article VIII of the Articles of Incorporation.
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